As filed with the Securities and Exchange Commission on April 18, 2007
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Z TRIM HOLDINGS, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

             ILLINOIS                                 36-4197173
            ---------                                ------------
 (State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
 Incorporation or Organization)


                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                  847-549-6002
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                        CONSULTANT COMMON STOCK WARRANTS
                            (Full title of the Plan)

                               GREGORY J. HALPERN
                             CHIEF EXECUTIVE OFFICER
                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                     (Name and address of agent for service)
                                  847-549-6002
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             STEPHEN R. DRAKE, ESQ.
                             EPSTEIN BECKER & GREEN, P.C.
                           150 N. MICHIGAN AVE., SUITE 3500
                           CHICAGO, ILLINOIS 60601
                                  312-499-1400

                                         CALCULATION OF REGISTRATION FEE
============================================================================================================
      TITLE OF EACH                                PROPOSED               PROPOSED
    CLASS OF SECURITIES          AMOUNT          MAXIMUM OFFERING      MAXIMUM AGGREGATE      AMOUNT OF
     TO BE REGISTERED       TO BE REGISTERED    PRICE PER SHARE(1)      OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
       Common Stock             879,996(2)              $1.425           $1,253,994           $38.50
    ($.00005 par value)
============================================================================================================

(1) Estimated pursuant to Rule 457(h) based upon the average of the high and low sales prices of shares of common stock on April 17, 2007.

(2) Represents shares of Common Stock issuable pursuant to the exercise of warrants to purchase shares of Common Stock issuable to a consultant to the Registrant. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to adjustment provisions.

                                EXPLANATORY NOTE

This registration statement relates to the offer and sale of Common Stock, $.00005 par value per share (the "Common Stock") of Z Trim Holdings, Inc. (the "Company"), issuable pursuant to the terms of a warrant granted to the Company's consultant in consideration for services performed unrelated to capital raising.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION

Plan information omitted as permitted.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not applicable.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the Fiscal Year ended December 31, 2006.

     (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-27841) filed August 21, 2001 with the Commission under the Securities Exchange Act of 1934, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

     All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 8.75 of the Illinois Business Corporation Act permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. The Company's Bylaws allow for indemnification of directors, officers and employees to the maximum extent provided by the Illinois Business Corporation Act.

     Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the Company, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company, unless and only to the extent that the court in which the applicable action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct described above. A determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such director so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise. Section 8.75 also authorizes the Company to buy and maintain insurance on behalf of any director, officer, employee or agent of the Company, or a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Company has the power to indemnify the person against such liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
No.       Description
------    ----------------------------------------------------------------------
4.1       Warrant Agreement for Consultant

5.1       Opinion of Epstein Becker & Green, P.C.

23.1      Consent of Spector & Wong, LLP

23.2      Consent of Epstein Becker & Green, P.C.  (included in opinion filed as
          Exhibit 5.1)

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

     (a) To file,  during any period in which it offers or sells  securities,  a
post-effective   amendment  to  this  Registration   Statement  to  include  any
additional or changed material information on the plan of distribution.

     (b) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)  Any  preliminary   prospectus  or  prospectus  of  the  undersigned
registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, Illinois on April 18, 2007.


                               Z TRIM HOLDINGS, INC.

                               By:  /s/ GREGORY J. HALPERN
                                    -----------------------
                                    Gregory J. Halpern
                                    Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gregory J. Halpern his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement.


              Signature                             Title                               Date
              ---------                             -----                               ----
                                            Chairman of the Board                  April 20, 2007
        /s/ GREGORY J. HALPERN             Chief Executive Officer
        -----------------------         (Principal Executive Officer)
        Gregory J. Halpern


        /s/ STEVE J. COHEN                  Director and President                 April 20, 2007
        -----------------------
        Steve J. Cohen

                                      Director and Chief Financial Officer         April 20, 2007
        /s/ DANA L. DABNEY        (Principal Financial and Accounting Officer)
        -----------------------
        Dana L. Dabney


        /s/ ALAN G. ORLOWSKY                     Director                          April 20, 2007
        -----------------------
        Alan G. Orlowsky


        /s/ STEVE H. SALGAN                      Director                          April 20, 2007
        -----------------------
        Steve H. Salgan, M.D.


        /s/ STANFORD J. LEVIN                    Director                          April 20, 2007
        -----------------------
        Stanford J. Levin


                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

4.1           Warrant Agreement for Consultant

5.1           Opinion of Epstein Becker & Green, P.C.

23.1          Consent of Spector & Wong, LLP

23.2 Consent of Epstein Becker & Green, P.C. (included in opinion filed as Exhibit 5.1)